Exhibit 10.48c

AMENDMENT NO. 2 TO LOAN AGREEMENT

This Amendment No. 2 (the "Amendment") dated as of September 20, 2013, is between Bank of America, N.A. (the "Bank") and American Shared Hospital Services (the "Borrower").

RECITALS

A.      The Bank and the Borrower entered into a certain Loan Agreement dated as of September 30, 2011 (together with any previous amendments or extension letters, the "Agreement").

B.      The Bank and the Borrower desire to amend the Agreement. AGREEMENT

1.        Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

2.        Amendments. The Agreement is hereby amended as follows:

2.1 In Paragraph 1.2 (Availability Period.), the date "August 1, 2015" is substituted for the date "August 1, 2014" as the new Facility No. 1 Expiration Date.

2.2 Any reference in the Agreement to the "British Bankers Association LIBOR Rate" is amended to read as follows: "the British Bankers Association LIBOR Rate (or any successor thereto approved by the Bank if the British Bankers Association is no longer making a LIBOR rate available)."

3.        Representations and Warranties, When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound, and (d) this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers.

4.        Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement, including but not limited to the Dispute Resolution Provision, shall remain in full force and effect.

5.        Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

6.     FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN

ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

This Amendment is executed as of the date stated at the beginning of this Amendment.

Bank of America, N.A.

By /s/ Kanika Agarwal

Typed Name: Kanika Agarwal

Title: Vice President

American Shared Hospital Services

By /s/Ernest A. Bates, M.D.

Ernest A. Bates, M.D.

Chairman of the Board

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